Exhibit 10.17

Mr. Edward Dresch

Dresch Inc.

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Dear Mr. Dresch,

The undersigned parties to Promissory Note dated January 27, 2020 (the “Note”), by and between Edward Dresch (“Lender”), and Cingulate Therapeutics LLC (“Borrower”), for a total principle of $500,000.00 hereby mutually agree to amend said Note to change the Paid in Full dated to “February 1, 2022”. All other items of the Contract shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER		LENDER
Cingulate Therapeutics, LLC		Dresch, Inc.

By:	/s/Craig S. Gilgallon	By:	/s/ Edward Dresch
	Craig S. Gilgallon, Esq.		Edward Dresch
	General Counsel		President